UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2015

TRIANGLE PETROLEUM CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-34945	98-0430762
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

1200 17th Street, Suite 2600, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 260-7125

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07Submission of Matters to a Vote of Security Holders.

The Company held its 2015 Annual Meeting of Stockholders on July 16, 2015 (the “2015 Annual Meeting”) at its corporate offices located at 1200 17th Street, Suite 2600, Denver, Colorado 80202. At the close of business on May 21, 2015, the record date for the 2015 Annual Meeting, there were 75,379,517 shares of common stock issued and outstanding, which constituted all of the outstanding capital stock of the Company. At the 2015 Annual Meeting, 54,761,766 of the 75,379,517 outstanding shares of common stock entitled to vote, or approximately 72.65%, were represented by proxy or in person, and, therefore, a quorum was present. The proposals voted on at the 2015 Annual Meeting are described in detail in the Company’s Definitive Proxy Statement for the 2015 Annual Meeting, as filed with the Securities and Exchange Commission on May 29, 2015.

The voting results on the proposals presented for stockholder approval at the 2015 Annual Meeting were as follows:

Proposal 1

The Company’s stockholders elected six individuals to the Board of Directors to hold office until the Company’s 2016 Annual Meeting of Stockholders, or until their successors are duly elected and qualified, as set forth below:

			BROKER
Name	FOR	WITHHELD	NON-VOTES
Peter Hill	32,424,976	3,267,482	19,069,308
Roy A. Aneed	30,829,167	4,863,291	19,069,308
Gus Halas	30,953,693	4,738,765	19,069,308
Randal Matkaluk	33,764,206	1,928,252	19,069,308
Brian Minnehan	34,811,392	881,066	19,069,308
Jonathan Samuels	35,234,729	457,729	19,069,308

Proposal 2

The Company’s stockholders ratified and approved the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2016, as set forth below:

FOR	WITHHELD	ABSTAIN
54,503,066	123,974	134,726

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2015	TRIANGLE PETROLEUM CORPORATION

	By:	/s/ Justin Bliffen
Justin Bliffen
Chief Financial Officer